Liberty Silver Files Financial Results, Announces Changes to Board and Provides Update

May 15, 2013 Toronto, Ontario Liberty Silver Corp. (TSX: LSL) ("Liberty" or the "Company") has filed its financial statements for the period ending March 31, 2013. The statements are available in the SEDAR (www.sedar.com) and EDGAR (www.sec.gov) databases.

The Company announced that George Kent and John Pulos will step down from the Company's board effective today to pursue other interests. “On behalf of Liberty, I would like to thank George and John for their contributions to the Company, and wish them both the best in their future endeavors," stated Tim Unwin, Chairman of Liberty. Liberty intends to recruit at least one independent director to fill the vacancies.

The Company also provided an update of its current activities regarding the Trinity project in Nevada. The Company has satisfied the expenditure component of its earn-in agreement on the property approximately 3 years ahead of schedule by completing its required US$5 million expenditure commitment. Pursuant to the terms of its earn – in agreement, the Company has until March 29, 2017 to produce a bankable feasibility study.  Liberty is currently evaluating options to finance the next phase of drilling and development for the project, and has initiated Company-wide cost reductions to conserve capital until such financing in obtained.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and advancing mineral properties located in North America.  Liberty Silver is led by a skilled, experienced management team and board of directors with significant experience managing exploration, development, and mining projects.  Liberty Silver is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to developing new resources on its current properties, and acquiring new properties that have the potential to increase their resource base.  The Trinity Silver Project, located in Pershing County, Nevada, is Liberty Silver’s flagship project.  Liberty Silver has the right to earn a joint venture interest in the 10,940 acres Trinity property pursuant to the terms of an earn-in agreement with Renaissance Gold Inc.

Additional information about the Company is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information:

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this News Release.  No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties.  Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update